UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

US ECOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho		83706
(Address of principal executive offices)		(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 8, 2011, the Board of Directors (“Board”) approved annual base salary and an incentive opportunity under the 2012 Management Incentive Plan (“2012 MIP”) for each of US Ecology, Inc.’s (“Company”) named executive officers. The 2012 base salary for each of the Company's named executive officers is as follows:

Named Executive Officer	2012 Base Salary
James R. Baumgardner	$325,000
Simon G. Bell	$198,660
Jeffrey R. Feeler	$196,854
Steven D. Welling	$254,748
Eric L. Gerratt	$165,750

Under the 2012 MIP, each officer will be eligible to receive an incentive payment for fiscal year 2012 based upon the achievement of three independent objectives: (1) financial; (2) health and safety; and (3) compliance (each a “Plan Objective”).  The payout available for achievement of 100% of each Plan Objective is a percentage of an officer’s annual base salary (“Target Incentive”).  The Target Incentive is 75% of base salary for Mr. Baumgardner, 50% of base salary for Mr. Welling, 45% of base salary for each of Mr. Bell and Mr. Feeler and 35% of base salary for Mr. Gerratt. The amount available for achievement of a Plan Objective is weighted as a percentage of an officer’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.  There is no maximum payout under the 2012 MIP.

The portion of an officer’s Target Incentive based on financial performance is scalable beginning with every percentage point over 85% of the Company’s Board approved consolidated operating income target (“Base MIP Target”) and is weighted at 80% of an officer’s Target Incentive.  In the event the Company exceeds the Base MIP Target, Mr. Baumgardner will be eligible for an additional incentive payment in an amount calculated by multiplying his base salary by an additional 3.125% for every 1% increase over the Base MIP Target. Similarly, Messrs. Welling, Bell, Feeler and Gerratt will be eligible for an additional incentive payment in an amount calculated by multiplying their respective salaries by an additional 1.25% for every 1% increase over the Base MIP Target.

Metrics for the health and safety objective include number of training hours achieved based on a sliding scale, maintenance of Occupational Safety and Health Administration (“OSHA”) site designations (e.g. VPP STAR and SHARP), improvement in the number of safety incidents that meet OSHA recordable criteria and improvement in the number of safety incidents that result in an employee having to spend time away from work or be re-assigned to another job function to recover from a work related injury.  Each is weighted individually at 2.5% for a total possible 10% of an officer’s Target Incentive.

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement with monetary penalty.  The related Target Incentive is earned on a sliding scale based on the dollar amount of the monetary penalty paid or accrued under generally accepted accounting principles and represents up to 10% of an officer’s Target Incentive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: December 14, 2011	By: /S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President & Chief Financial Officer